Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Blockbuster Investment Plan (the “Plan”) on Form 11-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, Richard J. Bressler, member of the Investments Committee of the Plan, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/  Richard J. Bressler

Richard J. Bressler

June 25, 2003

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to Blockbuster Inc. and will be retained by Blockbuster Inc. and furnished to the Securities and Exchange Commission or its staff upon request.